EXHIBIT 99.1

Zoom Announces Termination of Merger Agreement with Five9

Globe Newswire

September 30, 2021

SAN JOSE, Calif., Sept. 30, 2021 (GLOBE NEWSWIRE) — Zoom Video Communications, Inc. (NASDAQ: ZM) today announced that Zoom and Five9 have mutually terminated the merger agreement executed by the parties on July 16, 2021.

At Five9’s special meeting of stockholders held on September 30, 2021, Five9 did not obtain the requisite stockholder support for the merger agreement. As a result, Zoom and Five9 each had the ability to terminate the merger agreement.

“While we were excited about the benefits this transaction would bring to both Zoom and Five9 stakeholders, including the long-term potential for both sets of shareholders, financial discipline is foundational to our strategy,” said Eric S. Yuan, Chief Executive Officer and Founder of Zoom. “The contact center market remains a strategic priority for Zoom, and we are confident in our ability to capture its growth potential. At Zoomtopia, we announced the Zoom Video Engagement Center, our cloud-based contact center solution, which will launch in early 2022. Video Engagement Center will be a flexible, easy-to-use solution that connects businesses and their customers. We are building this new solution with the same scalability and trusted architecture that has made Zoom the platform of choice for businesses around the world. We also plan to maintain our valued existing contact center partnerships with companies like Five9, Genesys, NICE inContact, Talkdesk, and Twilio. We remain focused on driving long-term value creation for Zoom shareholders and delivering happiness to our customers through our broad-based communications platform including unified communications, developer, and events solutions.”

About Zoom

Zoom is for you. We help you express ideas, connect to others, and build toward a future limited only by your imagination. Our frictionless communications platform is the only one that started with video as its foundation, and we have set the standard for innovation ever since. That is why we are an intuitive, scalable, and secure choice for individuals, small businesses, and large enterprises alike. Founded in 2011, Zoom is publicly traded (NASDAQ: ZM) and headquartered in San Jose, California. Visit zoom.com and follow @zoom.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom’s strategic priorities, market opportunity, product launches, the expected benefits of new products, growth strategy, partnerships and expected benefits from the same, and business aspirations to support organizations and people on multiple fronts as they look to reimagine work, communications and collaboration. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, including the potential effect on our user growth rate once the impact of the COVID-19 pandemic tapers, particularly as a vaccine becomes widely available, and users return to work or school or are otherwise no longer subject to shelter-in-place mandates, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2021. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Press Relations

Colleen Rodriguez

Global Public Relations Lead for Zoom

press@zoom.us

Investor Relations

Tom McCallum

Head of Investor Relations for Zoom

investors@zoom.us